UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 10, 2025

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 10, 2025, iBio, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain of its officers and directors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, in a private placement priced at-the-market (the “Private Placement”) consistent with the rules of the NYSE American LLC (“NYSE American”), an aggregate of 240,807 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The purchase price of each Share was $2.72, the last reported closing price of the Common Stock on the date of execution of the Purchase Agreement, which closing price was greater than the book value of the Common Stock on the date of the execution of the Purchase Agreement.

The Private Placement closed on January 10, 2025. The Company received aggregate gross proceeds from the Private Placement of approximately $655,000, before deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement for working capital purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 3.02. Unregistered Shares of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Purchase Agreement, the offering and sale of the Shares was made in reliance on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of the Shares did not involve a public offering and was made without general solicitation or general advertising. Each of the Investors represented that they are an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the Shares for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the U.S. federal securities laws.

Item 8.01. Other Events.

On January 10, 2025, the Company issued a press release announcing, among other things, the pricing of the Private Placement described above. The press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated January 10, 2025, by and between the Company and the purchasers listed on the signature page thereto
99.1	Press Release dated January 10, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: January 13, 2025	By:	/s/ Marc A. Banjak
		Name:	Marc A. Banjak
		Title:	Chief Legal Officer